Exhibit (K)(14)

SECOND AMENDMENT

TO SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT

AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of June 27, 2014 (this “Amendment”), to the Existing Credit Agreement (capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I) is among TPG SPECIALTY LENDING, INC., a Delaware corporation (the “Borrower”), MORGAN STANLEY BANK, N.A., as a Lender (the “Consenting Lender”), and SUNTRUST BANK, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders (including the Consenting Lender) and the Administrative Agent are parties to the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 27, 2014 (the “Existing Credit Agreement”; as amended by the First Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 3, 2014, and by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Consenting Lender agree to amend the Existing Credit Agreement for the purpose of extending the Commitment of the Consenting Lender as a Non-Extending Lender so that the Consenting Lender becomes an Extending Lender thereunder and each of the Administrative Agent and the Consenting Lender is willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendment set forth below and the other terms hereof;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Consenting Lender” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Second Amendment Effective Date” is defined in Article III.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENT TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the Second Amendment Effective Date (as hereinafter defined), the Existing Credit Agreement is amended in accordance with this Article II.

SECTION 2.1. Amendments to Schedule 1.01(b). Schedule 1.01(b) is hereby amended by removing Morgan Stanley Bank, N.A. as a Non-Extending Lender and adding it as an Extending Lender.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

SECTION 4.1. Effective Date. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower and each of the Lenders party hereto.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article IX thereof.

SECTION 4.3. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed in counterparts and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as modified hereby.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

TPG SPECIALTY LENDING, INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

SIGNATURE PAGE TO SECOND AMENDMENT - TPG

SUNTRUST BANK
As Administrative Agent

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT - TPG

MORGAN STANLEY BANK, N.A., as the Consenting Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT - TPG